SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2004

Interactive Multimedia Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

000-24189

    65-0488983

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

3163 Kennedy Boulevard, Jersey City, New Jersey

  07306

          (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (201) 217-4137

(Former Name or Former Address if Changed Since Last Report)

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

(1)

Previous Independent Accountant

(i)

On November 1, 2004, the Registrant terminated the services of its independent auditor, Dischino & Associates, (Dischino).

(i)

Dischino had conducted the Registrant’s previous audit for the year ended March 31, 2004 and the review of its financials included in the 10 QSB for the period ended June 30, 2004.

(iii)

The Board of Directors authorized the termination of Dischino.

(iv)

During the Dischino’s tenure with the Company there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

(v)

Dischino has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

(2)

New Independent Accountants

Interactive Multimedia Network, Inc. has engaged Michael Albanese, C.P.A. (“Albanese”) as its independent auditors to provide the requisite audit services for the Company.  This firm commenced its engagement effective November 2, 2004 as requested and approved by the Company’s Board of Directors.  At the time of reporting there has been no need to consult the new auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii).  The Registrant did not consult with Michael Albanese on any matter at any time prior to the engagement.

(a)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

16.1

Letter by the former independent accountant in connection with the disclosure under Item 4 of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

INTERACTIVE MULTIMEDIA NETWORK, INC.

(Registrant)

By:  /s/ Richard Verdiramo

_______________________________

Richard Verdiramo

CEO

Dated: November 11, 2004